UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 19, 2017
UNIVERSAL TECHNICAL INSTITUTE, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16220 North Scottsdale Road, Suite 100, Scottsdale, Arizona		85254
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	623-445-9500
Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 19, 2017, the Board of Directors (the “Board”) of Universal Technical Institute, Inc. (the “Company”), upon the recommendation of the Company’s Nominating and Corporate Governance Committee, appointed Mr. Robert T. DeVincenzi to the Board effective immediately. Mr. DeVincenzi will serve until the 2020 annual meeting of stockholders or until his successor is duly elected and qualified and, accordingly, will be a member of Class I of the Board.
Mr. DeVincenzi has served as a non-executive member of the Board of Directors of Redflex Holdings Limited, which focuses on road, vehicle and pedestrian safety products and services, and as Chairman of the Risk and Compliance Committee since 2014. From 2012 to 2014, he served as Chief Executive Officer of Redflex Holdings Limited. Additionally, Mr. DeVincenzi is a principal partner in Lupine Ventures, a business advisory firm that provides strategic consulting and corporate development advisory services, since 2014. Mr. DeVincenzi has also served as an Adjunct Professor of Entrepreneurship and Business Ethics at California State University, Monterey Bay since 2014. From 2008 to 2012, Mr. DeVincenzi served as President and Chief Executive Officer of LaserCard Corporation, a global biometric identification systems business. Prior to his position at LaserCard Corporation, Mr. DeVincenzi held positions in a variety of high technology enterprises, including Solectron, Inc., Inkra Networks Inc. and Ignis Optics Inc. Mr. DeVincenzi currently serves on the Board of IBIS Healthcare. Mr. DeVincenzi brings to the Board of Directors significant business leadership and strategy development experience as well as public company board expertise.
Mr. DeVincenzi received a Master of Arts degree from Gonzaga University in Organizational Leadership, a Bachelor of Science degree in Business Administration from California State University, San Luis Obispo and has completed various executive educations programs at Duke University, Northwestern University and Massachusetts Institute of Technology. Mr. DeVincenzi is a certified public company director (ACCD) and has completed Directors College at Stanford University.
As of the date of this current report on Form 8-K, Mr. DeVincenzi has not been appointed to serve on any of the committees of the Board.
Mr. DeVincenzi will be compensated for his service on the Board in accordance with the Company’s standard compensatory, indemnification and other arrangements for non-employee directors. Those arrangements are described in detail in the Company’s definitive proxy statement dated January 13, 2017 under the heading “Compensation of Non-Management Directors” and in the Form 8-K filed by the Company on March 3, 2017 and will include an award of shares of the Company's common stock equal to the annual award amount of $50,000, pro-rated from the date of election or appointment, which award will be made at the Board’s next regularly scheduled meeting.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibit 99.1	Press Release of Universal Technical Institute, Inc. dated April 20, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Technical Institute, Inc.

April 20, 2017	By:	/s/ Chad A. Freed

Name: Chad A. Freed
Title: General Counsel, Executive Vice President of Business Development

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Universal Technical Institute, Inc., dated April 20, 2017